UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): March 3, 1999


                          TAPISTRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


Georgia                            0-20309                  58-1684918
(State or other                  (Commission             (I.R.S. Employer
jurisdiction                     File Number)           Identification No.)
of incorporation)


6203 Alabama Highway; Ringgold, Georgia                       30736-1067
(Address of principal executive offices)                      (Zip Code)


                                 (706) 965-9300
              (Registrant's telephone number, including area code)

Item 5.  Other Events

     See the following press release, dated March 3, 1999 announcing the death of President J. Darwin Poe and the election of Rodney C. Hardeman, Jr. as successor.

FOR IMMEDIATE RELEASE

Contacts:
         Floyd S. Koegler, Jr.
         Solomon Douhne
         Telephone:        (706) 965-9300
         Fax:              (706) 965-9310
         Email:            tapi@tapistron.com


March 3, 1999

TAPISTRON ANNOUNCES THE UNTIMELY DEATH OF PRESIDENT J. DARWIN POE, THE ELECTION
                       OF RODNEY C. HARDEMAN AS SUCCESSOR


RINGGOLD, GEORGIA -- Tapistron International, Inc. (OTCBB SYMBOLS: TAPI/TAPIW)

         Tapistron International, Inc. announced the sudden and unexpected death of President J. Darwin Poe, who died at his home Saturday, February 27th. Mr. Poe had served as President and Chief Executive Officer of Tapistron since July 1995, when he was brought in to turn the Company around. Mr. Poe successfully led the Company through its Chapter 11 reorganization, and its recapitalization, while at the same time improving product service and revitalizing the Company's marketing effort.

"Darwin will be missed as a leader, a consensus builder, and a person who brought out the best in all those around him," said Chairman of the Board, Reg Burnett. He had great contacts throughout the textile industry, and he was instrumental in rebuilding the Tapistron team. "While Darwin's death is a shock, and we will miss him terribly, the foundation that he has laid for the Company will serve it well. We have the people, the product, and the customer service to make this year the breakout year that Darwin predicted."

         A special Board meeting was called Tuesday, March 2, 1999, and the election of Mr. Rodney C. Hardeman as President of Tapistron was confirmed. Mr. Hardeman has over twenty-five years of sales and marketing experience within the carpet industry, and has served as a Director of the Company since January 1998, and Executive Vice President of Sales and Marketing at Tapistron since August 1998.

         "Rod is Darwin's hand picked successor, and no one is better positioned to continue the course that Darwin laid out," said Reg Burnett. "Darwin's leadership allowed Tapistron to weather a very difficult period, and his calm guidance and confidence was a steadying influence as the Company regained sales momentum. Rod Hardeman is the leader to capitalize on the momentum won for the Company by Darwin."

         The Board of Directors' meeting will be held March 18, 1999, at which time a new director for the board will be proposed for election to fulfill the vacancy created by Mr. Poe's untimely death. If election is confirmed announcement will follow immediately.

         Tapistron manufactures the most efficient tufting machine for patterned carpet in the industry. Its CYP (computer yarn placement) machine is the industry standard and is sold throughout the world.


                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 Tapistron International, Inc.
                                 (Registrant)




March 3, 1999                    By  /s/ Rodney C. Hardeman, Jr.
                                     ---------------------------
                                        Rodney C. Hardeman, Jr.
                                        President and Chief Executive Officer